Exhibit (a)(2)

                                                          FORM OF EMPLOYEE EMAIL



From:  Jeff Holtzman
Subject:  B/E Aerospace Stock Option Exchange Program


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The following documents relating to the B/E Aerospace Stock Option Exchange
Program are attached to this e-mail:

o A letter from our Chief Executive Officer which explains the rationale for offering this Program to eligible employees and non-employee directors.

o A copy of the Offer to Exchange document that was filed with the Securities and Exchange Commission on June 23, 2003 that sets forth the terms of the program.

o    A copy of the acceptance letter for you to participate in the program.

o A copy of the withdrawal letter for you to use in the event you change your mind after your acceptance letter is submitted and you wish to withdraw your participation in the program.

o A summary of your B/E Aerospace stock option position and a listing of your B/E Aerospace stock options that are eligible for the program.